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                                                                   Exhibit 23(d)



                          CONSENT OF FINANCIAL ADVISOR



     We hereby consent to the use of our opinion included as Appendix C to the Proxy Statement/Prospectus included in the Registration Statement on Form S-4 relating to the proposed merger of Mutual Savings Bank, f.s.b. with and into Independent Bank Corporation, and to the reference to our firm name under the caption "Opinion of Financial Advisors -- Opinion of Financial Advisor of IBC" in such Proxy Statement/Prospectus. In giving such consent, we do not admit and we disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.


                                   STIFEL, NICOLAUS & COMPANY, INCORPORATED


                                   By:     /s/ Mark J. Ross
                                      -------------------------------
                                           Mark J. Ross
                                           Vice President


St. Louis, Missouri
May 28, 1999